Exhibit (d)(11)

ENDORSEMENT

This policy and any rider attached are amended as follows:

The values for the following tables are based on the 2017 Commissioners Standard Ordinary Table adopted by Montana.

GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATE PER $1,000 OF RISK INSURANCE AMOUNT
(Non-Nicotine)
Attained Age	Rate	Attained Age	Rate	Attained Age	Rate	Attained Age	Rate
0	N/A	31	0.04835	62	0.51060	93	20.38033
1	N/A	32	0.05168	63	0.56928	94	22.06638
2	N/A	33	0.05668	64	0.63303	95	23.86216
3	N/A	34	0.06586	65	0.70187	96	25.99959
4	N/A	35	0.07670	66	0.77496	97	28.35327
5	N/A	36	0.08838	67	0.85568	98	30.94902
6	N/A	37	0.10006	68	0.94574	99	33.75115
7	N/A	38	0.10923	69	1.05021	100	36.61924
8	N/A	39	0.11591	70	1.17422	101	39.44941
9	N/A	40	0.12175	71	1.32123	102	42.34621
10	N/A	41	0.12926	72	1.49473	103	45.25809
11	N/A	42	0.13760	73	1.69488	104	48.12900
12	N/A	43	0.14595	74	1.92185	105	50.89244
13	N/A	44	0.15096	75	2.17244	106	53.99864
14	N/A	45	0.15597	76	2.44854	107	58.09567
15	N/A	46	0.16181	77	2.75469	108	62.62918
16	N/A	47	0.16765	78	3.09981	109	67.67469
17	N/A	48	0.17517	79	3.49733	110	73.32811
18	N/A	49	0.18352	80	3.96100	111	79.71406
19	N/A	50	0.19437	81	4.49358	112	83.33333
20	N/A	51	0.21024	82	5.10686	113	83.33333
21	0.07086	52	0.23029	83	5.82291	114	83.33333
22	0.06919	53	0.25118	84	6.66210	115	83.33333
23	0.06836	54	0.27291	85	7.64417	116	83.33333
24	0.06836	55	0.29381	86	8.78935	117	83.33333
25	0.06586	56	0.31304	87	10.11221	118	83.33333
26	0.05668	57	0.33311	88	11.59966	119	83.33333
27	0.05168	58	0.35486	89	13.22687	120	83.33333
28	0.05001	59	0.38163	90	14.96281
29	0.04668	60	0.41511	91	16.75815
30	0.04501	61	0.45949	92	18.58107

Surrender Charge Factors (Non-Nicotine)
Issue Age or Attained Age at Increase	Completed Years Since Issue or Since Increase in Face Amount
	0	1	2	3	4	5	6	7	8	9 or
										more
21	5.22	4.96	4.65	4.38	4.12	3.86	3.29	2.19	1.10	0.00
22	5.33	5.06	4.74	4.48	4.21	3.94	3.36	2.24	1.12	0.00
23	5.47	5.2	4.87	4.59	4.32	4.05	3.45	2.30	1.15	0.00
24	5.63	5.35	5.01	4.73	4.45	4.17	3.55	2.36	1.18	0.00
25	5.83	5.54	5.19	4.90	4.61	4.31	3.67	2.45	1.22	0.00
26	6.11	5.80	5.44	5.13	4.83	4.52	3.85	2.57	1.28	0.00
27	6.48	6.16	5.77	5.44	5.12	4.80	4.08	2.72	1.36	0.00
28	6.92	6.57	6.16	5.81	5.47	5.12	4.36	2.91	1.45	0.00
29	7.35	6.98	6.54	6.17	5.81	5.44	4.63	3.09	1.54	0.00
30	7.78	7.39	6.92	6.54	6.15	5.76	4.90	3.27	1.63	0.00
31	8.22	7.81	7.32	6.90	6.49	6.08	5.18	3.45	1.73	0.00
32	8.67	8.24	7.72	7.28	6.85	6.42	5.46	3.64	1.82	0.00
33	9.13	8.67	8.13	7.67	7.21	6.76	5.75	3.83	1.92	0.00
34	9.59	9.11	8.54	8.06	7.58	7.10	6.04	4.03	2.01	0.00
35	10.06	9.56	8.95	8.45	7.95	7.44	6.34	4.23	2.11	0.00

2007-034-17CSO End	Page 1 of 2	44829 A/nn MT (4/19)

Surrender Charge Factors (Non-Nicotine)
Issue Age or Attained Age at Increase	Completed Years Since Issue or Since Increase in Face Amount
	0	1	2	3	4	5	6	7	8	9 or more
36	10.63	10.10	9.46	8.93	8.40	7.87	6.70	4.46	2.23	0.00
37	11.28	10.72	10.04	9.48	8.91	8.35	7.11	4.74	2.37	0.00
38	11.94	11.34	10.63	10.03	9.43	8.84	7.52	5.01	2.51	0.00
39	12.60	11.97	11.21	10.58	9.95	9.32	7.94	5.29	2.65	0.00
40	13.25	12.59	11.79	11.13	10.47	9.81	8.35	5.57	2.78	0.00
41	13.85	13.16	12.33	11.63	10.94	10.25	8.73	5.82	2.91	0.00
42	14.43	13.71	12.84	12.12	11.40	10.68	9.09	6.06	3.03	0.00
43	15.09	14.34	13.43	12.68	11.92	11.17	9.51	6.34	3.17	0.00
44	15.74	14.95	14.01	13.22	12.43	11.65	9.92	6.61	3.31	0.00
45	16.26	15.45	14.47	13.66	12.85	12.03	10.24	6.83	3.41	0.00
46	16.76	15.92	14.92	14.08	13.24	12.40	10.56	7.04	3.52	0.00
47	17.48	16.61	15.56	14.68	13.81	12.94	11.01	7.34	3.67	0.00
48	18.37	17.45	16.35	15.43	14.51	13.59	11.57	7.72	3.86	0.00
49	19.41	18.44	17.27	16.3	15.33	14.36	12.23	8.15	4.08	0.00
50	20.60	19.57	18.33	17.30	16.27	15.24	12.98	8.65	4.33	0.00
51	21.81	20.72	19.41	18.32	17.23	16.14	13.74	9.16	4.58	0.00
52	22.91	21.76	20.39	19.24	18.10	16.95	14.43	9.62	4.81	0.00
53	24.04	22.84	21.40	20.19	18.99	17.79	15.15	10.10	5.05	0.00
54	25.27	24.01	22.49	21.23	19.96	18.70	15.92	10.61	5.31	0.00
55	26.35	25.03	23.45	22.13	20.82	19.50	16.60	11.07	5.53	0.00
56	27.03	25.68	24.06	22.71	21.35	20.00	17.03	11.35	5.68	0.00
57	27.80	26.41	24.74	23.35	21.96	20.57	17.51	11.68	5.84	0.00
58	28.67	27.24	25.52	24.08	22.65	21.22	18.06	12.04	6.02	0.00
59	29.64	28.16	26.38	24.90	23.42	21.93	18.67	12.45	6.22	0.00
60	30.73	29.19	27.35	25.81	24.28	22.74	19.36	12.91	6.45	0.00
61	32.05	30.45	28.52	26.92	25.32	23.72	20.19	13.46	6.73	0.00
62	33.51	31.83	29.82	28.15	26.47	24.80	21.11	14.07	7.04	0.00
63	35.10	33.35	31.24	29.48	27.73	25.97	22.11	14.74	7.37	0.00
64	36.83	34.99	32.78	30.94	29.10	27.25	23.20	15.47	7.73	0.00
65	38.72	36.78	34.46	32.52	30.59	28.65	24.39	16.26	8.13	0.00
66	40.74	38.70	36.26	34.22	32.18	30.15	25.67	17.11	8.56	0.00
67	42.97	40.82	38.24	36.09	33.95	31.80	27.07	18.05	9.02	0.00
68	44.40	42.18	39.52	37.30	35.08	32.86	27.97	18.65	9.32	0.00
69	43.90	41.71	39.07	36.88	34.68	32.49	27.66	18.44	9.22	0.00
70	43.30	41.14	38.54	36.37	34.21	32.04	27.28	18.19	9.09	0.00
71	42.50	40.38	37.83	35.70	33.58	31.45	26.78	17.85	8.93	0.00
72	41.60	39.52	37.02	34.94	32.86	30.78	26.21	17.47	8.74	0.00
73	40.70	38.67	36.22	34.19	32.15	30.12	25.64	17.09	8.55	0.00
74	39.90	37.91	35.51	33.52	31.52	29.53	25.14	16.76	8.38	0.00
75	39.00	37.05	34.71	32.76	30.81	28.86	24.57	16.38	8.19	0.00
76	38.60	36.67	34.35	32.42	30.49	28.56	24.32	16.21	8.11	0.00
77	38.05	36.15	33.86	31.96	30.06	28.16	23.97	15.98	7.99	0.00
78	37.50	35.63	33.38	31.50	29.63	27.75	23.63	15.75	7.88	0.00
79	36.65	34.82	32.62	30.79	28.95	27.12	23.09	15.39	7.70	0.00
80	35.85	34.06	31.91	30.11	28.32	26.53	22.59	15.06	7.53	0.00

The Reserve Basis provision is removed.

Your rights as Policy Owner are not affected. No agent has the authority to change the Entire Policy Contract or to waive any of its provisions.

Attached to and made a part of this policy effective as of the Issue Date of the policy.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

/s/ Diane C. Davis	/s/ Garrett B. Paddor
Diane C. Davis President	Garrett B. Paddor Secretary

2007-034-17CSO End	Page 2 of 2	44829 A/nn MT (4/19)